                    [Wipfli Ullrich Bertelson LLP letterhead]

                                                                      Exhibit 23
                                                                      1998 10-K


                        Independent Accountants' Consent

We consent to incorporation by reference in the Registration Statement on Form S-4 (No. 333-26373), the Registration Statement on Form S-3 (No. 33-45385), and the Registration Statements on Form S-8 (Nos. 33-81178, 33-81180, 33-81182 and 333-01937) of F&M Bancorporation, Inc. of our report dated February 4, 1999, relating to the consolidated balance sheets of F&M Bancorporation, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is included in the December 31, 1998 annual report on Form 10-K of F&M Bancorporation, Inc., and to the continued references to our firm as experts in those Registration Statements.



                                             /s/ Wipfli Ullrich Bertelson LLP
                                             --------------------------------
                                             Certified Public Accountants

Appleton, Wisconsin
March 22, 1999